UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2014 (July 25, 2014)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 28, 2014, Owens & Minor, Inc. (the “Company”) issued a press release regarding its financial results for the second quarter ended June 30, 2014. The Company is furnishing the press release attached hereto as Exhibit 99.1 pursuant to Item 2.02 of Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2014, the Company announced that its Board of Directors has appointed James L. Bierman as President & Chief Executive Officer effective September 1, 2014. Mr. Bierman currently serves as President & Chief Operating Officer of the Company. Current Chairman & Chief Executive Officer, Craig R. Smith, will continue with the Company in the role of Executive Chairman effective September 1, 2014.

The Board of Directors also elected Mr. Bierman as a director of the Company, effective September 1, 2014, to serve until the 2015 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

Mr. Bierman, age 61, joined the Company in June 2007 as Senior Vice President, Chief Financial Officer and was promoted to Executive Vice President & Chief Financial Officer in April 2011, to Executive Vice President & Chief Operating Officer in March 2012 and to President & Chief Operating Officer in August 2013. Mr. Bierman served as Executive Vice President & Chief Financial Officer at Quintiles Transnational Corp. from 2001 to 2004, having joined Quintiles Transnational Corp. in 1998. From 1988 to 1998, he was a partner of Arthur Andersen LLP. Mr. Bierman currently serves on the Board of Directors of Team Health Holdings, Inc. and formerly served on the Board of Directors of Quintiles Transnational Corp. and Pharma Services Holding, Inc.

As compensation for his services as President & Chief Executive Officer, effective September 1, 2014, Mr. Bierman will receive an increase in his annual base salary from $700,000 to $850,000 and a special grant of $455,000 in value of shares of restricted stock which vest at the end of three years from the date of grant (in accordance with the Company’s standard form grant agreement for such restricted stock awards) and $455,000 in value of performance shares tied to performance goals relating to international financial performance, acquisition integration and synergies, and core business results. Mr. Bierman also will be eligible for a target annual incentive opportunity of 75% of his base salary.

Mr. Smith, age 63, joined the Company in 1989 and has served as Chief Executive Officer since 2005 and Chairman since August 2013. As compensation for his services as Executive Chairman, Mr. Smith’s annual salary commencing September 1, 2014 will be $750,000, and he will continue to participate in the Company’s benefit programs to which he is eligible as an executive officer. His participation in the Company’s 2014 Annual Incentive Plan will be prorated through September 1, 2014.

The press release announcing the foregoing management changes is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 25, 2014, the Board of Directors amended the Bylaws of the Company, effective September 1, 2014, to increase the number of directors constituting the Board of Directors from 10 to 11 in connection with the appointment of the new director as discussed in Item 5.02 above. The Amended and Restated Bylaws of the Company are included as Exhibit 3.1 to this Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

3.1 Amended and Restated Bylaws of the Company

99.1 Press Release issued by the Company on July 28, 2014 regarding Second Quarter Financial Results (furnished pursuant to Item 2.02)

99.2 Press Release issued by the Company on July 28, 2014 regarding Management Changes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: July 29, 2014	By:	/s/ Grace R. den Hartog
		Name:	Grace R. den Hartog
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company

99.1	Press Release issued by the Company on July 28, 2014 regarding Second Quarter Financial Results (furnished pursuant to Item 2.02)

99.2	Press Release issued by the Company on July 28, 2014 regarding Management Changes